EXHIBIT 23(d)


                     Consent of Independent Auditors

The Board of Directors
Access Pharmaceuticals, Inc.


We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 To Form SB-2 of this Registration Statement on Form
S-3 to register 2,926,083 share of common stock of our report dated September 21, 1995, relating to the consolidated financial statements, which appear in the Access Pharmaceuticals, Inc. Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in the prospectus.





/s/ Smith Anglin & Co.
----------------------
  Smith Anglin & Co.


Dallas, Texas
April 26, 2000